UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Enzo Biochem, Inc.

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As previously reported, on December 14, 2020, an action was commenced by Anthony Franchi against Enzo Biochem, Inc., a New York corporation (the “Company) and certain directors of the Company in the Supreme Court of the State of New York, County of New York seeking declaratory and injunctive relief to, among other things, enjoin the Company from holding the 2020 Annual Meeting of Shareholders unless the Company reopens the window for the nomination of directors.

On December 28, 2020, the Court denied Mr. Franchi’s motion for a preliminary injunction. The Court held that Mr. Franchi had not provided any evidence of impropriety or unfair manipulation with regard to the board’s enforcement of advance notice requirements for director nominations as provided in the Company’s Amended and Restated By-Laws (the “By-Laws”). Further, the Court found that the Company’s enforcement of the By-Laws did not interfere with Mr. Franchi’s right to vote at the 2020 Annual Meeting of Shareholders. The Court further recognized that Mr. Franchi is not a shareholder of record, and thus, cannot nominate a candidate for election as a director at the 2020 Annual Meeting of Shareholders.

See Anthony Franchi v. Enzo Biochem, Inc., et al, Supreme Court of the State of New York, County of New York, New York (Index No. 656979/2020).

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2020. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date hereof.